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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 19, 2006

HuntMountain Resources

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-01428	68-0612191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1611 N. Molter Road, Ste. 201, Liberty Lake, WA	99019
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 892-5287

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (5-06)

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Item 1.01

Entry into a Material Definitive Agreement

Abitibi Properties Option Agreement

On June 19, 2006, HuntMountain Resources (“the Company”) entered into an agreement with Diagnos, Inc., (“Diagnos”) obtaining an exclusive option to acquire a 100 percent interest in two (2) prospective gold properties located in the Abitibi region of Québec, Canada.  The effective date of the agreement is March 31, 2006.  The properties are known as the Lac à l’Eau Jaune and Malartic Surimau Projects (“the Properties”) and consist of 46 claims covering approximately 6,500 acres of terrain known to host high-grade gold mineralization.

The Lac à l’Eau Jaune Project is located approximately eighteen miles southwest of the Chibougamau mining camp and is comprised of 21 claims totaling 2,900 acres.  The prominent Chibougamau District, 210 miles northeast of Val d’Or, has reportedly produced over 33 million ounces of gold from 28 mines.

The Malartic Surimau Project covers 25 claims totaling 3,554 acres approximately ten miles southwest of the Town of Malartic.  The property lies in the prolific Abitibi Gold Belt of western Québec and eastern Ontario, a region that has produced nearly 150 million ounces of gold.  The Project is separated into two blocks, with five claims lying north of the property’s main body.

The Company will acquire a 100% interest in the Properties by paying Diagnos a sum of $70,000 within 90 days of the effective date of the agreement and by conducting an initial exploration program comprised of at least three drill holes on each property.  Upon completion of the initial drilling programs, the Company will have the option to select up to an additional seven (7) properties in which it may acquire a 100% interest by paying Diagnos a sum of $40,000 and completing three-hole exploration drilling programs for each property.  The option will expire if the initial two properties are not drilled within 48 months from the effective date of the agreement.

For each economic discovery made on any of the acquired Properties, the Company will pay Diagnos a bonus of $500,000.  The Company will also grant Diagnos a 2% Net Smelter Royalty (“NSR”) for economic discoveries made on the initial or additional properties, but will retain the option to acquire 1% of the NSR upon payment of $1 million to Diagnos within five (5) years of making the economic discovery.  An economic discovery is defined in the agreement as being the production of a positive feasibility study for a given project in compliance with Canada’s National Instrument 43-101.

There is no material relationship between the Company, its affiliates, and any of the parties referenced herein other than in respect of the material definitive agreement previously described.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

10.1

Option Agreement between Diagnos, Inc. and HuntMountain Resources

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Tim Hunt

Date: June 21, 2006

By:

      Tim Hunt, President